CONSENT OF INDEPENDENT ACCOUNTANTS




To the Shareholders and Board of Directors of Strong Equity Funds, Inc.:

We consent to the use of our reports dated February 11, 2000 for Strong Index 500 Fund and S&P 500 Index Master Portfolio included herein.

We also consent to the reference to our Firm under the headings "Financial Highlights" in the prospectus and "Independent Accountants" in the Statement of Additional Information.




San Francisco, California
April 26, 2000

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